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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A



           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[ ]      Preliminary Proxy Statement  [ ] Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Rule 14a-12

                                ATMEL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                                 GUST PERLEGOS
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:



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       Atmel Corporation Chairman George Perlegos Calls Special Meeting of
                    Stockholders to Remove Certain Directors

(San Jose, CA - August 7, 2006) On Saturday, August 5, 2006, in his capacity as Chairman of the board of directors of Atmel Corporation (Nasdaq: ATML), George Perlegos called a special meeting of Atmel's stockholders, as permitted under Atmel's Bylaws. The purpose of the meeting is to vote on the removal of the following directors: Pierre Fougere, T. Peter Thomas, Chaiho Kim, David Sugishita, and Steven Laub. The meeting will take place on October 5, 2006 or such other date as Atmel's board may fix. By letter dated August 5, 2006, copy attached, Mr. Perlegos directed Atmel's secretary, Mark Bertelsen, to give notice to all stockholders.

On Sunday, August 6, 2006, the five named directors purported to elect David Sugishita as Chairman of Atmel's board and to cancel the stockholders meeting called by George Perlegos. An injunctive action challenging the cancellation of the meeting and directing that the meeting go forward has been filed in Delaware Chancery Court.

George Perlegos' decision to call the special meeting of stockholders followed an action taken on Saturday morning, August 5, 2006, by directors Fougere, Thomas, Kim, Sugishita, and Laub, who purported to terminate the employment of George Perlegos as Atmel's President and Chief Executive Officer and the employment of Gust Perlegos as Atmel's Executive Vice President. Both George Perlegos and Gust Perlegos, who remain directors of Atmel, maintain that the purported terminations are unlawful and improper, and that the grounds cited for the purported terminations are baseless. An action seeking a determination they are entitled to their respective offices has been brought in Delaware Chancery Court.

To the extent that this press release is deemed to constitute proxy solicitation material, which we do not acknowledge, the participants include George Perlegos and Gust Perlegos, both of whom are directors and stockholders of the company. Information regarding their stock ownership can be found in the company's proxy statement for the 2006 annual meeting of stockholders, a copy of which was filed with the U.S. Securities and Exchange Commission on April 7, 2006 and is available from the SEC's website (www.sec.gov).

Stockholders are advised to read carefully the proxy statement to be provided by George and Gust Perlegos when it becomes available because it will contain important information. When available, the proxy statement and any other relevant documents will be available for free at the website for the U.S. Securities and Exchange Commission (www.sec.gov).

                             * * * * * * * * * * * *


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                                                                  Conformed Copy
                                                                  --------------
                                ATMEL CORPORATION


         Mr. Mark A. Bertelsen, Secretary                Via Facsimile and Email
         Atmel Corporation                               Aug 5, 2006
         Wilson, Sonsini Goodrich & Rosati, PC
         650 Page Mill Road
         Palo Alto, CA 94304

         Board of Directors
         Atmel Corporation
         2325 Orchard Parkway
         San Jose, CA 95131


                  Re: Call of Special Meeting of Stockholders
                  -------------------------------------------

         Dear Mr. Bertelsen and Directors:

      Pursuant to Section 2.3 of the Bylaws (the "Bylaws") of Atmel Corporation, a Delaware corporation ("Atmel"), in my capacity as Chairman of the Board of Directors of Atmel, I hereby call a special meeting of the stockholders of Atmel to be held on October 5, 2006 at the Company's principal executive office or at such other place as the Board of Directors may fix, for the purpose of voting on the removal from office without cause of the following directors: Pierre Fougere, T. Peter Thomas, Chaiho Kim, David Sugishita and Steven Laub.

      Pursuant to Section 5.9 of the Bylaws, the Secretary "shall give, or cause to be given, notice of all meetings of the stockholders ... required to be given by law or these Bylaws." Accordingly, the Secretary is hereby directed to give prompt written notice of the calling of the Special Meeting to all stockholders of record as of the date next preceding the date notice is given or on a record date to be fixed by the Board of Directors at the special meeting of the directors to be held on August 6, 2006.

      I ask Mr. Bertelsen to confirm to me immediately that he will comply with the requirements of the Atmel Bylaws and give, or cause to be given, notice of the Special Meeting. In addition, please provide me with a copy of the notice of the Special Meeting. Finally, please copy my attorney, Paul Alexander of Heller Erhman LLP, on all future correspondence.

                                   Sincerely,

                                   /s/ George Perlegos Aug 5, 2006
                                   ------------------------------------------
                                   George Perlegos
                                   Chairman of the Board of Directors
                                   Atmel Corporation

      Cc: Paul Alexander